UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, MD 20878
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on November 13, 2023, Cartesian Therapeutics, Inc. (the “Company”) appointed Christopher Jewell, Ph.D., age 43, to serve as the Company’s Chief Scientific Officer. In connection with that appointment, on March 26, 2024 (the “Jewell Effective Date”), the Company entered into an employment agreement with Dr. Jewell (the “Jewell Employment Agreement”) that commenced on the Jewell Effective Date. Under the terms of the Jewell Employment Agreement, Dr. Jewell will continue to serve as the Company’s Chief Scientific Officer, is entitled to receive an annual base salary of $420,000, and will be eligible for an annual performance bonus targeted at 40% of his annual base salary beginning in 2024.
Also on November 13, 2023, the Company appointed Metin Kurtoglu, M.D., Ph.D., age 45, to serve as the Company’s Chief Operating Officer. On March 28, 2024 (the “Kurtoglu Effective Date”), the Company entered into an employment agreement with Dr. Kurtoglu (the “Kurtoglu Employment Agreement”) that commenced on the Kurtoglu Effective Date. Under the terms of the Kurtoglu Employment Agreement, Dr. Kurtoglu will serve as the Company’s Chief Technology Officer, is entitled to receive an annual base salary of $440,000 and will be eligible for an annual performance bonus targeted at 40% of his annual base salary beginning in 2024.
If either Dr. Jewell’s or Dr. Kurtoglu’s employment is terminated without “cause” or either resigns for “good reason,” as such terms are defined in each of the Jewell Employment Agreement and the Kurtoglu Employment Agreement (together the “Executive Employment Agreements”), subject to each of their continued compliance with a separate restrictive covenant agreement and timely execution and non-revocation of a separation and release agreement with the Company that includes non-competition covenants, Dr. Jewell or Dr. Kurtoglu, as the case may be, would be entitled to (i) continued base salary payments for a period of 12 months following their respective terminations, (ii) a pro-rata portion of their respective annual bonus for the year of termination, based on actual performance, or, if the termination occurs during the first quarter of the calendar year, based on their respective target bonus, and (iii) direct payment of, or reimbursement for, continued medical, dental and/or vision coverage pursuant to COBRA for up to 12 months. In addition, if a termination without cause or resignation for good reason occurs within the 60 days preceding or 12 months following a change in control, each of Dr. Jewell and Dr. Kurtoglu are entitled to accelerated vesting of any of their respective unvested Company equity awards that vest solely based on the passage of time. The Company would be required to provide each of Dr. Jewell and Dr. Kurtoglu 30 days’ notice, or pay in lieu of notice, in the event the Company terminates either of them for any reason other than for cause.
Each of Dr. Jewell and Dr. Kurtoglu has also agreed to refrain from (i) engaging in competition with the Company while employed and following each of their termination of employment other than due to a layoff or by the Company without cause for a period of 12 months, (ii) soliciting customers, suppliers, vendors or other business partners of the Company while employed and for a period of 12 months following his termination of employment for any reason, and (iii) soliciting employees of the Company while employed and for a period of 18 months following his termination for any reason.
The foregoing description of the Executive Employment Agreements is not complete and is qualified in its entirety by reference to the full text of each of the Executive Employment Agreements, copies of which are filed herewith.
Also in connection with their respective appointments to the positions of Chief Scientific Officer and Chief Technology Officer, each of Dr. Jewell and Dr. Kurtoglu has entered into the Company’s standard form of indemnification agreement for executives.
Pursuant to the merger agreement (the “Merger Agreement”) by and among the Company (then known as Selecta Biosciences, Inc.), Old Cartesian (as defined below), and the merger subsidiary parties thereto, dated as of November 13, 2023, the Company previously agreed to appoint each of Dr. Jewell and Dr. Kurtoglu to their respective roles as Chief Scientific Officer and Chief Operating Officer, respectively. Other than pursuant to the Merger Agreement, there are no known arrangements or understandings between either of Dr. Jewell or Dr. Kurtoglu and any other person pursuant to which either of them were selected as an officer. There are no family relationships between either of Dr. Jewell or Dr. Kurtoglu and any of the Company’s directors or executive officers.
Pursuant to the Merger Agreement, Dr. Jewell’s stock options he held in the private company then-known as Cartesian Therapeutics, Inc. (“Old Cartesian”) were converted into options to purchase shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), which will ultimately be exercisable for 142,547 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), upon the occurrence of both the previously announced automatic conversion (the “Conversion”) of the Company’s Series A Preferred Stock into Common Stock and the effectiveness of the previously announced reverse-stock split (the “Reverse Stock Split”) of the Company’s Common Stock at a 1-for-30 ratio. Pursuant to the Merger Agreement, Dr. Kurtoglu’s stock options he held in Old Cartesian were converted into options to purchase Series A Preferred Stock, which will ultimately be exercisable for 242,328 shares of Common Stock upon the Conversion and the Reverse Stock Split. Other than the foregoing, neither of Dr. Jewell nor Dr. Kurtoglu has a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of March 26, 2024, by and between the Registrant and Christopher Jewell, Ph.D.
10.2	Employment Agreement, dated as of March 28, 2024, by and between the Registrant and Metin Kurtoglu, M.D., Ph.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: April 1, 2024	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer